                                                                    EXHIBIT 4.31

                                 STEELCASE INC.

                                SECOND AMENDMENT
                          TO LONG TERM CREDIT AGREEMENT

          This SECOND AMENDMENT TO LONG TERM CREDIT AGREEMENT (this "Amendment") is dated as of October 3, 2002 and entered into by and among STEELCASE INC., a Michigan corporation (the "Company"), as a Borrower and as the Guarantor, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and CITICORP USA, INC. ("CUSA"), as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), and is made with reference to that certain Credit Agreement (Long Term Multicurrency Revolving Credit Facility) dated as of April 5, 2001 (as amended by that certain First Amendment to Credit Agreement dated as of November 9, 2001 and as such agreement may hereafter be amended, restated, supplemented or modified from time to time, the "Credit Agreement"), by and among the Company, the Lenders, the Administrative Agent, SG-Chicago Branch, as syndication agent and BNP Paribas, Bank One, Michigan and Bank of America, N.A., as co-documentation agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

          WHEREAS, the Company and the Lenders have agreed to amend the Credit Agreement to amend (i) the definition of "Level" and (ii) the financial covenant relating to the Minimum Interest Coverage Ratio:

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

          A. The definition of "Level" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Level" means Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6, as the case may be, provided, however that if, as of any date of determination, there is more than a one Level difference between (x) the Level that would be applicable if such Level were determined solely by reference to the rating assigned by S&P (the "Hypothetical S&P Level") and
     (y) the Level that would be applicable if such Level were determined solely by reference to the rating assigned by Moody's (the "Hypothetical Moody's Level") then the "Level" for such date shall be deemed to be the Level immediately above the lower of the Hypothetical S&P Level and the Hypothetical Moody's Level (for these purposes Level 1 being higher than Level 2, etc.).

          B. Subsection 5.02(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(e) Minimum Interest Coverage Ratio. The Company will not permit the ratio of (A) EBITDA to (B) interest expense of the Company and its Subsidiaries on a consolidated basis, in each case for the four fiscal quarters ending on the last day of any fiscal quarter of the Company to be:
     (i) in respect of the fiscal quarter ending November 22, 2002, less than 3.00:1.00; (ii) in respect of the fiscal quarter ending February 28, 2003, less than 3.50:1.00; (iii) in respect of the fiscal quarter ending May 30, 2003, less than 4.00:1.00; and (iv) in respect of any fiscal quarter ending after May 30, 2003, less than 4.50:1.00."

          C. Exhibit F to the Credit Agreement is hereby amended by deleting said Exhibit F in its entirety and substituting in place thereof a new Exhibit F in the form of Annex I to this Amendment.

          Section 2.   CONDITIONS TO EFFECTIVENESS

          Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date on which the Agent shall notify the Company of satisfaction of such conditions being referred to herein as the "Second Amendment Effective Date"):

          A. On or before the Second Amendment Effective Date, the Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

          (i) Signature and incumbency certificates of the officers of the Company executing this Amendment; and

          (ii) Twelve (12) executed copies of this Amendment executed by the Company.

          B. On or before the Second Amendment Effective Date, Requisite Lenders shall deliver to Administrative Agent copies of this Amendment executed by Requisite Lenders.

          C. On or before the Second Amendment Effective Date, the Company shall pay to each Lender that consents to this Amendment on or before the Second Amendment Effective Date, a fee equal to 0.05% of such Lender's Commitment.

          Section 3.   REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to each Lender that the following statements are true, correct and complete:

          A. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

          B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Company.

          C. No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Company or any of its Subsidiaries.

          D. Governmental Consents. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          E. Binding Obligation. This Amendment has been duly executed and delivered by the Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4.01 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent previously disclosed in writing to Administrative Agent and Lenders or such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

          Section 4. MISCELLANEOUS

          A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          B. Fees and Expenses. The Company acknowledges that all costs, fees and expenses as described in subsection 9.04(a) of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

          C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by
Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company and Requisite Lenders and receipt by the Company and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                    STEELCASE INC., a Michigan corporation, as a Borrower and Guarantor


                                    By /s/ Gary P. Malburg
                                       -------------------
                                    Name:  Gary P. Malburg
                                    Title: Vice President, Finance and Treasurer

                                   CITICORP USA, INC., as Administrative Agent and a Lender

                                   By /s/ Mary O'Connell
                                      ------------------
                                   Name:  Mary O'Connell
                                   Title: Director

                                   SOCIETE GENERALE, as a Lender


                                        By /s/ Milissa Goeden
                                           ------------------
                                        Name:  Milissa Goeden
                                        Title: Vice President

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   STEELCASE INC., a Michigan corporation, as a Borrower and Guarantor
                                   By ________________________
                                   Name:
                                   Title:

                                   CITICORP USA, INC., as Administrative Agent and a Lender

                                   By __________________
                                   Name:
                                   Title:

                                   SG-CHICAGO BRANCH, as a Lender

                                   By __________________
                                   Name:
                                   Title:

                                   BNP PARIBAS, as a Lender

                                   By /s/ Daniel Bresson    By /s/ Eric Roller
                                      ----------------------   ---------------
                                   Name:  Daniel BRESSON       Name: Eric ROLLER
                                   Title: Directeur Adjoint

                                   BANK ONE, MICHIGAN, as a Lender

                                   By __________________
                                   Name:
                                   Title:

                                   BANK OF AMERICA, N.A., as a Lender

                                   By __________________
                                   Name:
                                   Title:

                                   THE NORTHERN TRUST COMPANY, as a Lender

                                   By __________________
                                   Name:
                                   Title:

                                   Annex I - 1

                                   BANK ONE, N.A., Successor to BANK ONE
                                   MICHIGAN, as a Lender


                                   By /s/ Michael B. Kelley
                                      ---------------------
                                   Name:  Mike Kelley
                                   Title: Associate

                                   BANK OF AMERICA, N.A., as a Lender


                                   By /s/ John E. Williams
                                      --------------------
                                   Name:  John E. Williams
                                   Title: Managing Director

                                   THE NORTHERN TRUST COMPANY, as a Lender


                                   By /s/ B Tuszynska
                                      ---------------
                                   Name:  Barbara B. Tuszynska, CFA
                                   Title: Second Vice President
                                          The Northern Trust Company

                                   CREDIT LYONNAIS, as a Lender


                                   By /s/ Alain Drentel
                                      -----------------
                                   Name:  Alain DRENTEL
                                   Title: Animateur

                                   CREDIT LYONNAIS
                                   U.A.C. DE STRASBOURG
                                   UB ENT G.C.
                                   LE RESPONSIBLE

                                   CREDIT LYONNAIS, as a Lender


                                   By /s/ Bruno Choppin
                                      -----------------
                                   Name:  Bruno CHOPPIN
                                   Title: Senior Banker

                                       CCF HSBC
                                       STRASBOURG BRANCH, as a Lender

                                       By /s/ Alberto Calaresu
                                          --------------------
                                       Name: Alberto CALARESU
                                       Title: Branch Manager

                                       By /s/ Nicole Dollen
                                          -----------------
                                       Name: Nicole DOLLEN
                                       Title: Administrative Responsible Manager

                                       NATEXIS BANQUES POPULAIRES, as a Lender


                                       By /s/ Pieter J. van Tulder
                                          ------------------------
                                       Name: Pieter J. van Tulder
                                       Title: Vice President And Manager
                                              Multinational Group

                                       By /s/ Anne Ulrich
                                          ---------------
                                       Name: Anne Ulrich
                                       Title: Vice President

                                             FIFTH THIRD BANK (Western Michigan)
                                             formerly Old Kent Bank, as a Lender


                                             By /s/ Seth W. Watson III
                                                ----------------------
                                             Name: Seth W. Watson III
                                             Title: Vice President

Steelcase Inc.
Second amendment to long term credit agreement

                                                 BECM, as a Lender


                                                 1/10/2002


                                                 By /s/ Daniel Lartillerie
                                                    ----------------------
                                                 Name: Daniel LARTILLERIE


                                                 By /s/ Patrick Klein
                                                    -----------------
                                                 Name: Patrick KLEIN

                                     ANNEX I

                                    EXHIBIT F
                        [FORM OF COMPLIANCE CERTIFICATE]

                  The undersigned certifies that: (i) this Certificate is as of __________ and pertains to the period from _________ to _________, (ii) the undersigned has reviewed the terms of that certain Credit Agreement (Long Term Multicurrency Revolving Credit Facility), dated as of April 5, 2001, among Steelcase Inc., the Banks named therein, Citicorp USA, Inc., as Administrative Agent, SG-Chicago Branch, as Syndication Agent and BNP Paribas, Bank One, Michigan and Bank of America, N.A., as Co-Documentation Agents (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") and has made, or caused to be made under the undersigned's supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the period set forth above and (iii) such review has not disclosed the existence during or at the end of such period, and the undersigned does not have knowledge of the existences as of the date of this Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default./1/ Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

A.   Liens

     As of the last day of the period covered hereby:

     1.   Aggregate outstanding amount of Debt of SFSI
          and its Subsidiaries that is secured by
          receivables permitted under Section
          5.02(a)(vii) of Credit Agreement                         $___________

     2.   Maximum permitted under Section 5.02(a)(vii)
          of Credit Agreement                                      $500,000,000


     3.   Debt secured by Liens permitted under Section
          5.02(a)(viii) of Credit Agreement does not exceed $75,000,000

B.   Net Worth
     For the Company and its Subsidiaries:

--------------------
/[1]/If any event or condition that constitutes an Event of Default or Potential Event of Default exists, the Certificate should include the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto.

                                       Annex I-1

          1.   Net Worth as of February 25, 2000                  $__________

          2.   Net Income (if a positive number) from
               February 25, 2000 to most recent Fiscal
               Year End or Fiscal Second Quarter End              $__________

          3.   25% of Net Income [ 0.25 * (2)]                    $__________

          4.   aggregate net proceeds, including cash
               and the fair market value of property
               other than cash, received by the Company
               from the issue or sale of capital stock
               of the Company from February 25, 2000 to
               the most recent Fiscal Year End or
               Fiscal Second Quarter End                          $__________

          5.   aggregate of 25% of the after tax gains
               realized from unusual, extraordinary,
               and major nonrecurring items from
               February 25, 2000 to the most recent
               Fiscal Year End or Fiscal Second Quarter
               End                                                $__________

          6.   Additions to Capital [(4) plus (5)]                $__________

          7.   $150,000,000 adjustment:                           ($150,000,000)

          8.   Net Worth                                          $__________

          9.   Minimum Net Worth required under Credit
               Agreement [(1) plus (3) plus (6) less (7)]         $__________

C.       Maximum Debt Ratio.
         For the Company and its Subsidiaries on a consolidated basis (for each period consisting of the most recently ended four consecutive fiscal quarters of the Company):

          1.   indebtedness for borrowed money or for
               the deferred purchase price of property            $__________
               or services (other than trade accounts
               payable arising in  the ordinary course
               of business)

          2.   obligations as lessee under leases which
               shall have been or should be, in
               accordance with GAAP, recorded as
               capital leases                                     $__________

                                    Annex I-2

          3.   obligations under guarantees in respect
               of indebtedness or obligations of others
               of the kinds referred to in clauses (1)
               and (2) of this Section B                            $__________

          4.   Debt [(1) plus (2) plus (3)]                         $__________

          5.   consolidated net income plus provision
               for taxes (exclusive of extraordinary or
               non-recurring gains or losses)                       $__________

          6.   interest expense                                     $__________

          7.   depreciation expense and amortization of
               intangibles                                          $__________

          8.   EBITDA [(5) plus (6) plus (7)]                       $__________

          9.   Ratio of Debt to EBITDA [(4):(8)]                    ____:____

          10.  Maximum Debt Ratio required under Credit
               Agreement                                            3.25:1.00

D.       Minimum Interest Coverage Ratio
         For the Company and its Subsidiaries on a consolidated basis (for each period consisting of the most recently ended four consecutive fiscal quarters of the Company)

         1.    EBITDA [C(8), above]                                 $__________

         2.    interest expense                                     $__________

         3.    Interest Coverage Ratio [(1):(2)]                    ___________

         4.    Minimum Interest Coverage Ratio:

         A. For the fiscal quarter ending November 22, 2002 ....    3.00:1:00

         B. For the fiscal quarter ending February 28, 2003 ....    3.50:1.00

         C. For the fiscal quarter ending May 30, 2003 .........    4.00:1.00

         D. For any fiscal quarter ending after May 30, 2003 ...    4.50:1.00

                                    Annex I-3

                                                     STEELCASE INC.


                                                     __________________________
                                                     Name:
                                                     Title:

                                    Annex I-4